                                                                EXHIBIT 99(A)(8)


                                                          Translated from Danish

Return address: Koncern HR, Norregade 21, DK-0900 Copenhagen C

22 December 2005

OFFER TO PURCHASE TDC - OFFER FOR REDEMPTION OF CERTAIN SHARE OPTIONS

You have previously received a letter dated 16 December with an offer for early exercise of share options and redemption of under water options. As regards certain of the share options granted to you, it will be most advantageous for you that these options are redeemed at the Black-Scholes value, irrespective of the options being in-the-money at a price of DKK 382 per share. The assessment of the advantageousness and the calculations below are based on an average consideration and should be supplemented by individual tax advice.

For your part, the following options are the ones to be redeemed most advantageously:

                               NUMBER OF
                               OUTSTANDING
DATE OF GRANT  EXERCISE PRICE  OPTIONS      B&S OPTION VALUE

If you exercise these options and subsequently sell the shares acquired, your gain will amount to DKK [*], which will be taxed as capital gain at 43% equalling a net gain of DKK [*].

TDC A/S                         Koncern HR                      Internet:
Hovedkontoret                   Ledelse                         www.tdc.dk
N0rregade 21                    N0rregade 21                    E-mail:
0900 K0benhavn C                0900 K0benhavn C                hfe@tdc.dk
Tlf. 33 43 77 77                Tlf. 33 43 75 00
                                Fax 33 43 72 59

TDC A/S CVR-nr. 14 77 39 08 Kobenhavn
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2

If the options are redeemed at the Black-Scholes value, your gain will amount to DKK [*], which will be taxed as earned income at 63 % equalling a net gain of DKK [*].

The supervisory board has therefore decided to offer that the above [*] options may be redeemed at the Black-Scholes value. The offer is contingent on your acceptance of the offer of early exercise of your in the money options as described in the letter of 16 December 2005, "Offer to purchase TDC - Offer for Extraordinary Exercise of share options and redemption of share options "under water"".

The offer is also contingent on a change of ownership in TDC. If there is no change of ownership, the options will be deemed non-exercised, and thus you will still hold the share options.

You may accept TDC's offer by completing the enclosed form on the buy-back of "Certain options" (form 1.2) and return it to TDC.

Alternatively, if you may wish early exercise of the above options, you may accept the offer described in detail in the letter of 16 December. Acceptance thereof is made by completing the enclosed form on the exercise of "In the Money Options" (form 1.3) and by completing the acceptance form of the Purchase Offer (form 1.1).

The forms must reach TDC, for the attention of Jeannette Melsen, Koncern HR, HPOL, Norregade 21, H-403, DK-0900 Copenhagen C, fax 33 43 76 51 NO LATER THAN 3 JANUARY 2006 AT 12.00 (NOON).

If you do not wish to use the offer for the sale or early exercise of your options, you need not take action. Your share options will continue under the existing share option agreements between you and TDC, and you will receive notification on Early Exercise in connection with the realisation of any change of ownership. At this stage there will be no offer of buy-back at a price fixed under the Black-Scholes model.

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3

If you have any questions, do not hesitate to contact Koncern HR, head of department Steen K. Madsen, phone 33 43 76 30 or HR consultant Jeannette Melsen, phone 33 43 72 89.

Yours sincerely

Henriette Fenger Ellekrog
Group HR manager

Enclosures:

      -     Form 1.1 acceptance form from the Purchase Offer

      -     Form 1.2 for the buy-back of certain options

      -     Form 1.3 for the exercise of "In the Money Options"

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                                                          Translated from Danish

                                                                    APPENDIX 1.2

SALE OF OPTIONS PURSUANT TO LETTER OF 21 DECEMBER 2005

The undersigned                          _________________________ (name)
                                                                  (postal code
                                                                   and city)

Address:                                 ________________________ (office hours)

Telephone no.:
hereby inform that I, in accordance with ________________________ (company name) the share option agreement entered into between myself and my employing company:
wish to sell all my share options:       ________________________ (amount)

                                         ________________________ (date)

allotted on the date of:                 ________________________ (quotation)

at an exercise price per option:         ________________________

at a purchase price per option:          ________________________ (amount)
The purchase price aggregates to DKK:    ________________________ (bank account)
Please transfer the purchase price to
account no.:                             ________________________ (bank)
at:

Sale of share options takes place on the terms stated in the letter of 21 December 2005 from TDC A/S, including that the offer to buy options is conditioned by a change of control. Concurrent with the transfer of the purchase price, the options lapse automatically without further compensation.

Place: ___________________________

Date:  ___________________________

__________________________________
(Signature)

The form shall be forwarded to Jeannette Melsen, Koncern HR, HPOL, Norregade 21, H-403, 0900 Copenhagen C, Denmark, fax no. 33 43 76 51. Forms received after 3 January 2006 at 12 a.m. will be regarded as non-valid acceptances and will not be remunerated. Provided that share options, which have different exercise prices or are allotted at different times, wish to be sold, a form for each class of share options that wished to be transferred must be filled in.
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                                                          Translated from Danish

                                                                    APPENDIX 1.3

EXERCISE OF IN THE MONEY OPTIONS

For the bank's notes:

Customer no.:       Deposit no.:          Account no.:          Commission rate:
-------------       ------------          ------------          ----------------

I, the undersigned:                                                          (name)
Address:                                                                     (postal code and city)
Telephone no:                                                                (office hours)
hereby inform that I, in accordance with
the share option agreement entered into                                      (name of the company)
between myself and my employing company:
shall exploit the share options with date                                    (amount)
of exploitation/exercise date being:       10 January 2006
                                                                             (date)
allotted on:
and entitles me to purchase the following                                    (amount)
number of shares in TDC A/S:
                                                                             (quotation)
at a price per share:
The purchase price aggregates to DKK:                                        (amount)
and hereby inform that I want the options  Mark with X
to be taxed in accordance with Section 7H  Yes please ____  No thank you___
of the Tax Assessment Act:
The transfer of the purchase price must be                                   (civil reg. no.)
endorsed with my civil registration number
as reference.                              ________________________________

Exploitation of the shares shall be effected on the terms set forth in the option agreement and in letter of 16 December 2005 from TDC A/S, including special terms on establishment of deposit and pledge.

Alt 1[ ] I want the purchase price to be financed by loan at Nordea Bank Danmark A/S (Nordea) on the following terms:
             Capital sum: Equal to the purchase price at exploitation of In the Money Options Interest rate: pro. tem. 5% pa.
             Initial costs: 0
             Commission at sale of the TDC shares: 0.25%
             Redemption: At sale of the shares, but no later than 3 months after the establishment of the loan.
             As security for the loan I pledge the shares and the account (as defined below) in favour of the bank.
             Nordea Bank Danmark's general terms on loans and credits for private purposes and general terms for private customers apply to the loan and are attached hereto. I will instruct Nordea on transferring the purchase price (equal to the amount of the loan) to TDC A/S' account no. 5903 918 804 (Iban no. DK 47 2000 5903 918
             804) in Nordea, to ensure that the purchase price will be received on this account no later than 10 January 2006, at 9 a.m.

Alt 2[ ] I will give my bank instructions to transfer the purchase price to TDC A/S' account no. 5903 918 804 (Iban no. DK 47 2000 5903 918
             804) in Nordea, to ensure that the purchase price will be received on this account no later than 10 January 2006, at 9 a.m.

I will irrevocably give Nordea the following instructions:

      1. To open an escrow deposit (the deposit) with a related escrow account (the account) under my name as well as to register relevant pledges on the deposit and on the account. Nordea Bank Danmark's rules on deposits apply to the deposit. Furthermore, Nordea Bank Danmark's general terms and conditions apply to the deposit and for the account;

      2.    To receive the above mentioned Option Shares for the deposit;

      3. To implement sale of the shares in accordance with the offer made by Nordic Telephone Company ApS in case of a Change of Control occurs. I am familiar with the fact that the brokerage rate is 0.50% in case my purchase of shares is not financed by loan in Nordea;

      4. To carry back the shares to TDC in accordance with the special terms on exercise of options, in case there will be no Change of Control;

      5. To receive the revenue of the sale of the shares on the account and thereupon close the account and transfer the revenue deducted accrued interest and brokerage to the below mentioned account

Provided that the purchase price is received on time TDC A/S will transfer the shares to a special account with the Danish Securities Centre opened in my name at Nordea.

Place:_____________________

Date:______________________

________________________________
(Signature)

This form shall be forwarded to Jeannette Melsen, Koncern HR, HPOL, N0rregade 21, H-403, 0900 Copenhagen C, Denmark, fax no. 33 43 76 51. Forms received later than 3 January 2006 at 12 a.m. or payments registered later than 10 January 2006 at 9 a.m. will be regarded as non-valid acceptances and will not be remunerated. The share transfer shall be substantiated with an announcement of change of deposit. In case exercise of classes of share options, which have different exercise prices or are allotted at different times, wish to be sold, a form for each class of share options must be filled in.

TDC A/S hereby declares to have approved and accepted

      1. The above mentioned information on the employee and the share options,

      2. That Nordea, in case the purchase price is financed by loan by Nordea, register primary security in the deposit and the account,

      3. That Nordea is obliged to carry through transfer of the shares from TDC's deposit no. 1001853089 in Nordea during the period 6 January till 10 January 2006;

      4. That Nordea, in case there has been no change of control on 28 February 2006 at the latest, shall withdraw the purchase price as well as a proportionate share of interest earned by TDC during the period from 10 January till the date of withdrawal to the employee's account against simultaneous withdrawal of the shares to TDC's deposit no. 1001853089 at Nordea unless something else is agreed beforehand.

Stamp and signature: